EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Move, Inc., dated as of November 6, 2006, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: November 6, 2006	TCS Capital Investments, L.P.

By: TCS Capital GP, LLC, general partner

	By:	/s/ Eric Semler

	Name:	Eric Semler
	Title:	Managing Member

Date: November 6, 2006	TCS CAPITAL GP, LLC

	By:	/s/ Eric Semler

	Name:	Eric Semler
	Title:	Managing Member

Date: November 6, 2006	ERIC SEMLER

	By:	/s/ Eric Semler